EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 167 to Registration Statement No. 02-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of Eaton Vance Tax-Managed Equity Asset Allocation Fund and Eaton Vance Tax-Managed Mid-Cap Core Fund, certain of the Funds constituting Eaton Vance Mutual Funds Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Mutual Funds Trust, for the year ended October 31, 2010, and to the references to us under the headings ‘‘Financial Highlights’’ in the Prospectus and ‘‘Independent Registered Public Accounting Firm’’ and ‘‘Financial Statements’’ in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts May 2, 2011

SCHEDULE A

Report Date	Funds
December 17, 2010	Eaton Vance Tax-Managed Mid-Cap Core Fund
December 22, 2010	Eaton Vance Tax-Managed Equity Asset Allocation Fund